EXHIBIT 32.2

CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Vivid Learning Systems, Inc. (the “Company”) for the quarter ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert M. Blodgett, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and,

(2)	the information contained in the Report fairly presents, in all material respect, the financial condition and result of operations of the Company.

Dated: February 12, 2009	/s/ Robert M. Blodgett
Robert M. Blodgett
Chief Financial Officer